UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2015

VANDA PHARMACEUTICALS INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-34186	03-0491827
(Commission File No.)	(IRS Employer Identification No.)

2200 Pennsylvania Avenue NW

Suite 300E

Washington, DC 20037

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (202) 734-3400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 19, 2015, Vanda Pharmaceuticals Inc. (the “Company”) filed a patent infringement lawsuit in the United States District Court for the District of Delaware against Lupin Limited and Lupin Pharmaceuticals, Inc. (collectively, “Lupin”). The lawsuit seeks an adjudication that Lupin has infringed one or more claims of the Company’s U.S. Patent No. 9,138,432 (the “‘432 Patent”) and U.S. Patent No. 8,586,610 (the “‘610 Patent”) by submitting to the U.S. Food and Drug Administration an Abbreviated New Drug Application for a generic version of Fanapt® prior to the expiration of the ‘432 Patent in September 2025 and the ‘610 Patent in November 2027. The relief requested by the Company in the lawsuit includes a request for a permanent injunction preventing Lupin from infringing the asserted claims of the ‘432 Patent and the ‘610 Patent by engaging in the manufacture, use, offer to sell, sale, importation or distribution of generic versions of Fanapt® before their respective expiration dates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANDA PHARMACEUTICALS INC.

Dated: November 23, 2015	By:	/s/ James P. Kelly
		Name:	James P. Kelly
		Title:	Senior Vice President, Chief Financial Officer, and Treasurer